CONSULTING AGREEMENT
                              --------------------


     CONSULTING AGREEMENT (the "Agreement") dated as of the 21 day of March 2005, between POWER2SHIP INTERMODAL, INC., a Delaware corporation ("Company"), POWER2SHIP, INC., a Nevada corporation ("P2S") and MICHAEL ALLORA, an individual resident in the State of New Jersey ("Consultant").

                                R E C I T A L S:

     A. Company is a indirect wholly-owned subsidiary of P2S and will principally be engaged in the business of intermodal transportation (the "Business");

     B. Company desires to engage Consultant to provide the services hereinafter described relating to the Business;

     C. Consultant acknowledges that it has the technical knowledge and business background and experience to undertake its duties hereunder and will diligently and faithfully render the services requested by Company; and

     D. This Agreement is being entered into in conjunction with the Company's acquisition of substantially all of the assets of G.F.C., Inc., a South Carolina corporation, pursuant to the terms of an Asset Purchase Agreement dated February 16, 2005.

          NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

     1.     Term.  Subject to the terms and conditions set forth herein, this
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Agreement shall commence on the date set forth above (the "Effective Date") and expire on the fifth anniversary of the Effective Date; provided, however, that this Agreement will automatically be extended for successive, one-year renewal terms, upon such terms and conditions as may be agreed upon, in writing, by Company and Consultant, unless earlier terminated as provided herein. Except as set forth to the contrary, the phrase "the term of this Agreement" shall include any renewal term(s).

     2.     Services, Availability of Consultant.  Company hereby engages
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Consultant to provide the services herein described (the "Services") and to faithfully perform his obligations hereunder. Consultant shall report directly to a designee of the Board of Directors of the Company, and shall perform his Services at the direction of the Company's Board of Directors. Consultant shall devote such time and attention to his duties under this Agreement as may be required in order to faithfully perform his obligations hereunder; it being the expectation of the parties that Consultant shall devote fifteen hours to his responsibilities hereunder.

     3.     Duties.  For purposes hereof, the Consultant shall be General
            ------
Manager of the Company and the Services shall include and the Consultant shall be responsible for the day to day management of all phases of the Company's business including

-          DOT and other Governmental compliance
-          Hiring and supervision of agents
-          Hiring and supervision of owner operators
-          Accounts receivables
-          Accounts payable
-          Billing
-          Proper payment to agents
-          Proper payment to owner operators, and
- Such other matters as may be requested by the President, Chief Executive Officer or Board of Directors of the Company and agreed to by Consultant.

In connection with the Services to be provided by the Consultant to the Company, Company will provide assistance to the Consultant with respect to IT, legal issues and financial matters including banking, A/R loan, and accounting and accounting audits.

     4.     Compensation.  As full compensation hereunder for the faithful
            ------------
performance of the Services and adherence to the covenants and undertakings of Consultant under this Agreement:

     (a) Company shall pay to Consultant a commission earned on each anniversary date of the date of this Agreement equal to 5% (payable 1% per year for 5 years) of the gross revenue of the Company in excess of the actual Company revenue generated during the prior year as long as Consultant remains General Manager of the Company pursuant to this Agreement. For the purpose of calculating the commission on the first anniversary date, it shall be agreed that actual revenue in the year prior to the date of this Agreement was $6,000,000. For example, if the Company's actual revenue increases from $6,000,000 to $10,000,000 in the first year after the date of this Agreement, then Consultant would earn a commission of $200,000 that would be paid $40,000 per year at the beginning of years 2 through 6. All intermodal transportation services generated by P2S or any P2S subsidiary shall be referred to and handled by the Company.

     (b) In addition, the Consultant shall be granted a three-year option for shares of common stock of P2S ("Option") on each anniversary date of the date of this Agreement if the Company's actual gross revenue increases from the prior year's actual gross revenue as long as the Consultant remains General Manager of the Company pursuant to this Agreement. For the purpose of calculating the Option on the first anniversary date, it shall be agreed that the Option shall be based on revenue in excess of $10,000,000. The number of shares of common stock which the Consultant may purchase upon exercise of the Option shall be calculated by multiplying the increase in revenue by 2% and dividing that number by the price of the common stock of P2S at that time (the exercise price per share). For example, if the Company's revenue in year 1 is $11,000,000 and P2S's common stock closes at $.50 on the one-year anniversary, then the Consultant would be granted an Option to purchase 40,000 shares of common stock of P2S= [2% x $1,000,000] / $.50. The exercise price of the Option and the number of shares issuable upon exercise of the Option (the "Option Shares") shall be subject to proportionate adjustment in the event of stock splits, dividends or similar corporate recapitalizations. In the event P2S desires to grant the Option or issue the Option Shares under a stock option plan, the terms of the Option and Option Shares shall, to the extent not inconsistent herewith, be subject to the terms and conditions of such plan.

     (c) During the term of this Agreement, the Consultant shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Consultant (in accordance with the policies and procedures established by the Company for its officers) in performing the Services hereunder, provided the Consultant receives prior written approval therefore and submits a properly completed Company expense report with appropriate receipts.

(d) In addition, the Consultant shall be granted a three-year option to purchase up to 200,000 shares of common stock of P2S at an exercise price equal to the current market price of the common stock on the day prior to issuance when and for special sales opportunities as approved by the Company's Board of Directors.

     5.     Return of Documents.  On termination of this Agreement or at any
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time upon the request of Company, Consultant shall return to Company all documents, including all copies thereof, and all other property relating to the Business of Company and/or its Affiliates (as hereinafter defined), including without limitation, Confidential Information (as hereinafter defined), in its possession or control, no matter from whom or in what manner they may have acquired such property.

     6.     Confidentiality.
            ---------------

     (a) In connection with this Agreement, Consultant may gain access to Confidential Information (as hereinafter defined) of Company and/or its Affiliates, including but not limited to P2S (collectively, "Affiliates"). Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which Company or any of its Affiliates state to be Confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Consultant.

     (b) Consultant acknowledges and understands that (i) Confidential Information provides Company and its Affiliates with a competitive advantage (or that could be used to the disadvantage of Company and its Affiliates by a competitor), (ii) Company and its Affiliates have a continuing interest in maintaining the confidentiality of Confidential Information and (iii) Company and its Affiliates have a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information. Moreover, Consultant acknowledges that clients of Company and/or its Affiliates entrust Company and its Affiliates with responsibility for acquiring knowledge relating to aspects of their clients' businesses, with the expectation that Company and its Affiliates will hold all such knowledge, including in some cases the fact that they are doing business with Company and its Affiliates, and the specific transactions in which they are engaged, in the strictest confidence ("Client Confidences").

     (c) For purposes hereof, "Confidential Information" includes, but is not limited to information pertaining to business plans, technology, intellectual property, joint venture agreements, licensing agreements, financial information, contracts, customers, Client Confidences, employee identities and contact information, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of Company and/or its Affiliates.

     (d) Consultant agrees to keep Confidential Information confidential and, except as authorized by Company or any of its Affiliates, in writing, Consultant shall not, directly or indirectly, use Confidential Information for any reason except to perform its obligations under this Agreement. No other rights or licenses, to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Consultant.

     (e) Consultant shall use Confidential Information only for purposes of performing under this Agreement. In the event the performance of the Services requires Consultant to disclose Confidential Information to any agent, representative or other third person, disclosure shall be made only on an "as needed" basis and Consultant shall advise those persons who require access to the Confidential Information of their obligations with respect thereto. Further, Consultant shall copy Confidential Information only as necessary, and ensure that all confidentiality notices are reproduced in full on such copies.

     (f) The restrictions in subsection (d) of this Section shall not apply to any Confidential Information if Consultant can demonstrate that the Confidential Information:

          (i) is or becomes available to the public through no breach of this Agreement;

          (ii) was previously known by Consultant without any obligation to hold it in confidence;

          (iii) is received from a third party free to disclose such information without restriction;

          (iv) is independently developed by Consultant without the use of the Confidential Information;

          (v)  is  approved  for  release  by  written authorization of Company;

          (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

          (vii) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Consultant notifies Company of the order or request ten days prior to disclosure and permits Company and/or its Affiliate to seek an appropriate protective order.

     7.     Several Covenants.       Consultant undertakes that during the term
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of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

     (a) hire, or attempt to hire for employment, any person who is or was an employee of Company or any of its Affiliates within the twelve month period prior to the date of termination of this Agreement, or attempt to influence any such person to terminate its employment by Company or any such Affiliate; or

     (b) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company and its Affiliates, on the one hand, and any of their respective employees, on the other hand, or disparage the business or reputation of Company or its Affiliates to any such persons.

     (c) solicit, service or accept any actual or prospective accounts, clients or customers from Company or its Affiliates who were such at any time during the term of this Agreement;

     (d) influence or attempt, directly or indirectly to influence any of the accounts, customers or clients referred to in Subsection 7(c) to transfer their business or patronage from Company or any of its Affiliates to any other person or company engaged in a similar business;

     (e) assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 7(c); or

     (f) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company or any of its Affiliates, on the one hand, and any of the customers or clients referred to in Subsection 7(c), on the other hand, or any other person, or disparage the business or reputation of Company or any of its Affiliates to any such person.

     8.     Blue-Pencil. If any court of competent jurisdiction shall at any
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time deem the term of any of the covenants and undertakings of Consultant under
Sections 6 and 7 and herein too lengthy or broad, the other provisions of Sections 6 and 7 shall nevertheless stand, the period of restriction shall be deemed to be the longest period and broadest coverage permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

     9.     Remedies.     Without intending to limit the remedies available to
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Company and its Affiliates, Consultant agrees that a breach of any of the covenants contained in Sections 6 and/or 7 may result in material and irreparable injury to Company or its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Company and its Affiliates shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Consultant from engaging in activities prohibited by Sections 6 and/or 7 or such other relief as may be required specifically to enforce any of the covenants in such sections. Such injunctive relief in any court shall be available to Company and its Affiliates in lieu of, or prior to or pending determination in, any other proceeding.

     10.     Representations  and  Covenants  of  Consultant.
             -----------------------------------------------

     (a)     Consultant hereby represents and warrants to Company and P2S that
(i) Consultant has the full, complete and entire right, power and authority to enter into this Agreement, (ii) the execution of this Agreement by Consultant and the performance of Consultant's Services hereunder will not, directly or indirectly, violate, or be a breach of, any agreement, law, rule, regulation, order, commitment or responsibility of any kind, (iii) this Agreement contains the valid and binding obligations of Consultant and (iv) Consultant is not, directly or indirectly, in breach of any confidentiality agreement or covenant not to compete to which it is a party.

     (b) Consultant represents and warrants to Company and P2S that (i) the Option and Options Shares (collectively, the "Securities") will be acquired for investment purposes only and not with a view towards their distribution or resale except in compliance with applicable securities laws, (ii) the Securities will be acquired for the account of the undersigned and no other person has any interest in any of the Securities, (iii) Consultant has such knowledge and experience in business and financial matters that it is able to evaluate the risks and merits of its acquisition of the Securities, (iv) Consultant understands that the Securities will not be registered under the Securities Act of 1933, as amended, and that the Securities may not be sold, assigned, pledged, transferred or otherwise disposed of absent such registration or the availability of an applicable exemption from registration, (vi) Consultant has reviewed the periodic reports filed by P2S with the Securities and Exchange Commission during the past year and understands that an investment in the Securities is highly speculative, (vii) Consultant understands that there is only a limited public market for the Securities and, therefore, that Consultant have difficulty or may be unable to resell the Securities or, even if he is able to do so, may be unable to realize a profit on resale and (viii) Consultant understands that a legend will be placed on all certificates evidencing any of the Securities referring to the restrictions described in subparagraph (iv) of this Section 10(b).

     (c) Consultant will not use in the performance of his responsibilities under this Agreement any confidential or proprietary information or trade secrets of any other person or entity.

     (d) Consultant has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

     (e) Consultant will promptly advise Company of any potential conflict of interest that may arise during his service as a consultant to Company, and will withdraw from any activity upon request when the Company, in its sole discretion, deems such withdrawal necessary or desirable to avoid any actual or potential conflict of interest.

     (f) Consultant shall execute and deliver to Company such Non-Disclosure Agreements and/or Business Ethics and related policies as are established from time-to-time by Company, and are generally applicable to Company's consultants.

     (g) In the performance of its duties hereunder, Consultant shall, at all times:

          (i) observe the strictest rules of professional, technical and commercial ethics;

          (ii) comply with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission and each other regulatory body with jurisdiction over the Company and its operations; and

          (iii) hold and maintain all licenses and permits required in order for Consultant to perform his responsibilities under this Agreement and receive the compensation to be paid hereunder.

     (h)     In the performance of his duties hereunder, Consultant shall not:

          (i) divulge Confidential Information in violation of this Agreement;

          (ii) hire, fire, discipline or reprimand any employee of Company or any of its Affiliates;

          (iii) enter into any written or oral contract, agreement or understanding with any person, binding Company and/or committing the assets, funds or other resources of Company or any of its Affiliates; or

          (iv) directly or indirectly buy, sell or otherwise engage in trading in the securities of Company, except as may expressly be permitted by the Company, in writing.

     (i) Consultant has and will continue to truthfully disclose to the Company the following matters, whether occurring at any time preceding the date of this Agreement or at any time during the term of this Agreement:

          (i) any criminal complaint, indictment or criminal proceeding in which Consultant, or any officer, director or employee of Consultant, is named as a defendant;

          (ii) any allegation, investigation, or proceeding, whether administrative, civil or criminal, against Consultant, or any officer, director or employee of Consultant, by any licensing authority or industry association;

          (iii) Consultant's, or any officer, director or employee of Consultant's, violation or alleged violation of any confidentiality agreement or covenant not to compete to which it is a party; and

          (iii) any allegation, investigation or proceeding, whether administrative, civil, or criminal, against Consultant for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the business conducted or to be conducted by the Company.

     11.     Termination.  This Agreement may be terminated by either party on
             -----------
90 days' prior written notice; provided, however, that this Agreement shall terminate (i) automatically upon the death of the Consultant. and (ii) immediately upon written notice to Consultant in the event:

     (a) Consultant engages in fraud or dishonesty perpetrated upon Company and/or any of its Affiliates;

     (b) Consultant is convicted of a crime (other than a non-felony traffic offense);

     (c) Consultant violates any law, rule or regulation of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Company, its Affiliates and/ or their respective operations;

     (d) Consultant discloses Confidential Information in violation of this Agreement; and/or

     (e) Consultant makes any material misrepresentation to any third party concerning the Company or any of its Affiliates.

Termination shall be without prejudice to the rights of a party to seek damages or other relief arising out of a breach of this Agreement.

     12.     Notices.  Unless otherwise specifically provided herein, all
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notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

          (a)     if to Consultant, to:

                  136 Freeway Drive East
                  East Orange, NJ 07018
                  Telephone No.:  (973) 266-7020
                  Telecopy No.:     (973) 266-7083

          (b)     if to the Company or P2S , to:
                  Power2Ship,  Inc.
                  903  Clint  Moore  Road
                  Boca  Raton,  FL  33431
                  Attn:     Richard  Hersh,  Chief  Executive  Officer
                  Telephone  No.:  (561)  998-7557
                  Telecopy No.:     (561) 998-7821

     13.     Independent Contractor.  The relationship of Consultant to Company
             ----------------------
shall be that of an independent contractor. Nothing herein shall create an employment relationship between the parties, or a joint venture. Each party shall pay the taxes attributable to it, including those, if any, arising by reason of execution of this Agreement. Consultant shall pay all taxes and the cost of insurance and health and other benefits to which Consultant may be entitled and Company shall have no obligation to pay any such taxes, insurance, benefits or similar items for or on behalf of Consultant or any person employed by Consultant. Subject to the terms and conditions of this Agreement, neither party shall operate under the direct or indirect supervision of the other. Moreover, neither party shall attempt, or have the right, to bind the other party to any agreement, understanding or contract with any third party.

     14.     Additional Provisions.
             ---------------------

     (a) This Agreement shall inure to the benefit of, and be binding upon, Company, and its respective successors and assigns, and Consultant. Consultant shall not assign or delegate the performance of any of its rights and/or obligations under this Agreement without the prior written consent of Company and any attempted assignment in violation of this Agreement shall be null and void.

     (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.

     (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     (d) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

     (e) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in a federal or state court of competent jurisdiction located in the County of Palm Beach, State of Florida. Each of the parties hereto hereby: (i) waives any objection which it may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each of the parties waives any right to object to the jurisdiction, the venue of either of such courts, or to claim any such court is an inconvenient forum.

     (f) Consultant acknowledges that prior to the execution of this Agreement it had full opportunity to consult with his own independent attorneys and advisors as deemed appropriate and Consultant fully understands the nature and scope of his rights and obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first above written.


                              POWER2SHIP INTERMODAL, INC.


                              By:
                                   ----------------------------
                              Name:
                                   ----------------------------
                              Title:
                                   ----------------------------



                              POWER2SHIP, INC.


                              By:
                                   ----------------------------
                              Name:
                                   ----------------------------
                              Title:
                                   ----------------------------

                              CONSULTANT


                              /s/ Michael Allora
                              --------------------------------
                              Michael Allora